Exhibit 10.47

LEASE AGREEMENT

This LEASE AGREEMENT (this “Lease”), dated September 13, 2007 for reference purposes only, is made by and between William H. Channell, Jr. and Carolyn Channell (collectively, “Lessor”), on the one hand, and Channell Commercial Corporation, a Delaware corporation (“Lessee”), on the other hand.

WHEREAS, Lessor and Lessee wish to enter into a lease for the Premises (as hereinafter defined), on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Premises.  Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, during the term and for the rent amount provided herein, and on the other terms and subject to the other conditions set forth herein, that certain real property situated in the County of Riverside, State of California more particularly described on Exhibit A hereto (the “Premises”).

2.             Term.  The term of this Lease shall commence on September 13, 2007 (the “Commencement Date”) and shall end on December 31, 2015 (the “Original Term”), unless sooner terminated pursuant to the terms hereof.

2.1           Options to Extend.  Lessor hereby grants to Lessee two (2) consecutive five-year options to extend the Original Term from January 1, 2016 through December 31, 2020 (the “First Extension Period”), and from January 1, 2021 through December 31, 2025 (the “Second Extension Period”, and together with the First Extension Period, the “Extension Periods”), each such option to be exercised by Lessee, in its sole and absolute discretion, and (i) with respect to the option for the First Extension Period, to be exercised not later than ninety (90) days prior to the expiration of the Original Term and (ii) with respect to the option for the Second Extension Period, to be exercised not later than ninety (90) days prior to the expiration of the First Extension Period.  The terms and conditions of this Lease during the Original Term, including, without limitation, the rental amounts payable hereunder, shall apply to the Extension Periods.

2.2           Option to Terminate.  If Lessee has not commenced construction of a work of improvement on the Premises for a new building to be constructed thereon on or prior to the date that is five (5) years after the Commencement Date, then Lessee may terminate this Lease in its sole and absolute discretion, and thereupon neither party shall have any further obligation to the other pursuant to this Lease following such termination (except as may expressly survive a termination as provided herein).

3.             Rent.  Lessee shall pay to Lessor as rent for the Premises, monthly payments of $7,368.61, in advance, on the first day of each month of the term hereof.  Rent for any period during the term hereof that is for less than one month shall be a pro rata portion of the monthly installment.  Rent shall be payable in lawful money of the United Sates to Lessor at the address set forth on the signature page hereto or to such other person or at such other places as Lessor may designate in writing.

4.             Incorporation by Reference.

4.1           Except as set forth in Section 4.2 hereof, all of the provisions of that certain Standard Industrial Lease—Net, dated as of December 22, 1989 between The Channell Family Trust (as successor-in-interest to William H. Channell, Sr.) and Lessee, together with the addenda thereto and all amendments thereto, a copy of which is attached as Exhibit B hereto (collectively, the “Ynez Road Lease”), are hereby incorporated by reference as if set forth in full herein, with references to the “Lessor” thereunder being references to the “Lessor” hereunder,  references to the “Lessee” thereunder being references to the “Lessee” hereunder and references to the “Premises” thereunder being references to the “Premises” hereunder.  Notwithstanding the foregoing, the amount set forth in the first sentence of Section 8.3(a) of the Ynez Road Lease shall, for purposes hereof, be equal to $1,000,000.

4.2           The following provisions of the Ynez Road Lease are not incorporated herein by reference: (a) Sections 1, 2, 3.1, 4, 5 and 47; and (b) the Third Amendment thereto dated as of June 1, 2005.

4.3           In the event that there is any inconsistency between the provisions of Section 1, 2 or 3 hereof and the provisions of the Ynez Road Lease, the provisions of Sections 1, 2 and/or 3 hereof shall govern.

5.             Counterparts.  This Lease may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same document.

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                IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first set forth above.

TENANT

CHANNELL COMMERCIAL CORPORATION

By:	/s/ Patrick E. McCready
Name:	Patrick E. McCready
Title:	Chief Financial Officer

Address: 26040 Ynez Road
Temecula, California 92591

LANDLORD

William H. Channell, Jr.

/s/ William H. Channell, Jr.

Carolyn Channell

/s/ Carolyn Channell

Address:

Exhibit A

Premises

Lot 50 of Tract No. 29639-2, recorded in Book 345, Pages 1 to 19, inclusive, of Maps, in the Riverside County Recorder’s Office

Exhibit B

Ynez Road Lease